Exhibit 4.2
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
     This Third Amended and Restated Investors’ Rights Agreement (“Rights Agreement”) is entered into as of March 9, 2007 by and between Endocyte, Inc., a Delaware corporation (the “Company”) and the individuals or entities listed on the Schedule I hereto (the “Investors”). This Agreement amends and restates the Second Amended and Restated Investors’ Rights Agreement entered into by and between the Company and certain of the Investors, dated November 23, 2004.
     A. Certain Investors and the Company have entered into that certain Series C-3 Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith.
     B. In connection with the Purchase Agreement, the Company is granting certain registration rights to the Investors. All terms not otherwise defined in this Agreement shall have the meaning defined in the Purchase Agreement.
     1. Certain Definitions. As used in this Rights Agreement, the following terms shall have the following respective meanings, and if not so defined shall have the meaning ascribed to them in the Purchase Agreement:
          1.1. “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          1.2. “Holder” shall mean any Investor holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 3.9 hereof.
          1.3. “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 50% of the Registrable Securities.
          1.4. “Preferred Stock” shall mean shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock.
          1.5. “Registrable Securities” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock (the “Conversion Stock”) and (ii) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other securities convertible into or exercisable for Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities for the purposes of this Agreement (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or are all available for immediate sale in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

          1.6. The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
          1.7. “Registration Expenses” shall mean all expenses, other than Selling Expenses, and except as otherwise stated below, incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursement of one counsel to the Holders approved by a majority in interest of the Holders participating in such registration, blue sky fees and expenses, the expense of any special audits incident to or required by any registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
          1.8. “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.
          1.9. “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          1.10. “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.
     2. Transferability.
          2.1. Restrictions on Transferability. The Preferred Stock and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors and Holders will cause any proposed purchaser, assignee, transferee, or pledgee of the Preferred Stock or the Conversion Stock held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.
          2.2. Restrictive Legend. Each certificate representing (i) the Preferred Stock, (ii) the Conversion Stock and (iii) any other securities issued in respect of the Preferred Stock or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

     The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Conversion Stock in order to implement the restrictions on transfer established in this Section 2.
          2.3. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by the Investors to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws, (iv) a transfer without consideration by a corporation to its stockholders in accordance with their interest in the corporation, (v) a transfer without consideration by a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (vi) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule, unless there is in effect a registration statement under the Securities Act covering the proposed transfer), the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend (i) if such transfer is made pursuant to Rule 144 or (ii) if in the opinion of counsel for such holder, and in the reasonable opinion of the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.
          2.4. Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing (i) the Preferred Stock, (ii) the Conversion Stock or (iii) any other securities issued in respect of the Preferred Stock or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, and the stock transfer instructions and record notations with respect to such security, shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144 under the Securities Act.
     3. Registration Rights.
          3.1. Requested Registration.
               (a) Requested Registration. If at any time after twelve (12) months following the effective date of the Company’s initial public offering of its Common Stock or the second anniversary of the Purchase Agreement: (1) Initiating Holders request that the Company file a registration statement for at least 50% of the Registrable Securities or (2) the holders of at least 50% of the Registrable Securities request that the Company effect a registration the aggregate proceeds from which would equal or exceed $25,000,000 (net of underwriting discounts and commissions) the Company will:
                    (i) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and
                    (ii) as soon as practicable and in any event within sixty (60) days of the receipt by the Company of such notice, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1:
                         (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
                         (2) During the period starting with the date ninety (90) days prior to the Company’s estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan, in which case there shall be no such limitation on the Company’s obligation, or with respect to the Company’s first registered public offering of its stock in which case the period shall end on the date six (6) months following the effective date), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                         (3) After the Company has effected two (2) such registration pursuant to this Section 3.1(a), and such registration has been declared or ordered effective and the securities offered thereunder have been sold; or
                         (4) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 3.1 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.
     Subject to the foregoing clauses (1) through (4), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and in any event within ninety (90) days after receipt of the request or requests of the Holders.
               (b) Underwriting. In the event that a registration pursuant to Section 3.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 3.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 3.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 3.1, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.
     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of such Holders. Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises such Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from such underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.
          3.2. Company Registration.
               (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, (iii) a registration relating to the initial underwritten public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act or (iv) a registration pursuant to Section 3.1 hereof, the Company will:
                    (i) promptly give to each Holder written notice thereof; and
                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 10 days after receipt of such written notice from the Company, by any Holder.
               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event the right of any Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that no such reduction shall reduce the number of shares of Registrable Securities included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the first registered public offering of the Company’s stock and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities may be excluded if the underwriters make the determination described above. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.
               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.4 hereof.
          3.3. Registration on Form S-3.
               (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which net of underwriting discounts and commissions, would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than three (3) registrations (which have been declared effective and pursuant to which all securities registered thereunder have been sold) pursuant to this Section 3.3 or more than one (1) such registration in any 12 month period. After the Company’s first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 3.1(b) shall be applicable to each registration initiated under this Section 3.3.
               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 3.3:
                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
                    (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees);
                    (iii) during the period starting with the date ninety (90) days prior to the Company’s estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.
          3.4. Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 3.1, 3.2 and 3.3 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered. Notwithstanding the foregoing sentence, if a registration proceeding begun pursuant to Section 3.1 or 3.3 is subsequently withdrawn by the Holders, either (a) if Holders of all of the Registrable Securities to have been registered agree, then the Holders of the Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered, or (b) if all such Holders do not agree, then the Holders will forfeit their right to one registration pursuant to such section, and the Company shall bear such Registration Expenses. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition or business of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration, and the Company shall pay the same.
          3.5. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:
               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the Registration Statement has been completed;
               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) Furnish, at the request of any Holder requesting registration of Registrable Securities that are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3.5, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;
               (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therein or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
               (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
               (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for ninety (90) days;
               (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and
               (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
          3.6. Indemnification.
               (a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.
               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct by such Holder.
               (c) Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the

Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
               (d) If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge and access to information.
               (e) The obligations of the Company and Holders under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.
          3.7. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.
          3.8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:
               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);
               (c) So long as a Holder owns any Restricted Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such securities without registration; and
               (d) Take such actions as are necessary to enable the holders to utilize Form S-3 pursuant to Section 3.3 for the sale of Registrable Securities.
          3.9. Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 3.1, 3.2 and 3.3 may be assigned by a Holder to (i) a transferee or assignee who acquires (or after such transfer will hold an aggregate of) all of a Holder’s shares of Registrable Securities, (ii) another Holder of Registrable Securities who already possesses registration rights, (iii) a transferee or assignee acquiring 10% or more of the outstanding stock of the Company, or (iv) an affiliated limited partnership, a limited partner, or general partner or other affiliates of a Holder, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Notwithstanding the above, such rights may be assigned by a Holder to a limited partner, general partner, stockholder, limited liability company member or former member, family member, trust or other affiliate of an Investor (the “Transferee”) regardless of the number of shares acquired by such Transferee.
          3.10. Standoff Agreement. Each Holder agrees, in connection with a public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, (i) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, and (ii) further agrees to execute any document reflecting (i) above as may be requested by the underwriters at the time of the offering; provided that the Company uses its best efforts to obtain a similar standoff agreement from each officer, director and stockholder beneficially holding greater than 5% of the then issued and outstanding capital stock of the Company.

          3.11. Termination of Registration Rights. No stockholder shall be entitled to exercise any right provided for in this Section 3 upon the earlier of: (i) the date on which such stockholder holds less than 1% of the then issued and outstanding Capital Stock of the Company and all shares held by such stockholder may be resold pursuant to Rule 144; or (ii) on the date that is five (5) years following the consummation of the first sale of securities pursuant to a registration statement filed by the Company under the Securities Act.
     4. Company’s Covenants.
          4.1. Financial Statements.
               (a) Delivery of Financial Statements. The Company shall deliver the following to each Investor which holds, together with its affiliates, (i) an aggregate of at least 100,000 shares of Preferred Stock, Conversion Stock or combination thereof (proportionately adjusted for reverse stock splits, combinations, and the like), or (ii) greater than 10% of the then issued and outstanding capital stock of the Company on an as-converted to Common Stock basis:
                    (i) within [one hundred twenty (120)] days following the end of each fiscal year, audited annual financial statements;
                    (ii) within thirty (30) days of the end of each month, an unaudited statement of operations and consolidated balance sheet for and as of the end of such month, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes; and
                    (iii) at least sixty (60) days prior to the end of each fiscal year, a preliminary operating budget for the Company.
               (b) Assignment of Rights to Financial Information. Subject to the limitations set forth in Section 4.1 the rights granted pursuant to Section 4.1 may be assigned or otherwise conveyed by the Investors or by any subsequent transferee to an investor who acquires a minimum of 100,000 shares of Preferred Stock, other than a competitor of the Company, as reasonably determined by the Board of Directors of the Company excluding any director with an interest in such transferee, provided that written notice of such assignment or conveyance is given to the Company.
               (c) Inspection. At any reasonable time during normal business hours and from time to time, but not more frequently than once per calendar quarter, the Company shall permit any Investor which holds, together with its affiliates, (i) an aggregate of at least 100,000 shares of Preferred Stock, Conversion Stock or combination thereof, or (ii) greater than 10% of the then issued and outstanding capital stock of the Company on an as-converted to Common Stock basis, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company and to discuss the Company’s affairs, finances and accounts with any of its officers or directors; provided that any person exercising rights under this Section 4.1(c) shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) agree in writing to keep any proprietary information of the Company disclosed to such person in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such person’s own confidential information and not use such proprietary information for any purpose other than in connection with such Investor’s ownership of an interest in the Company.
               (d) Termination of Rights to Financial Information. The covenants of the Company set forth in this Section 4.1 shall terminate and be of no further force or effect upon the earliest to occur of (i) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of the Company hold at least 50% of the voting power of the surviving corporation in such a transaction, or (ii) the first date on which the Company becomes subject to the reporting requirements of Sections 13 of 15(d) of the Exchange Act.
          4.2. Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable upon such conversion.
          4.3. Approval. The Company shall not, without the unanimous consent of the Board of Directors, authorize or enter into any transactions with any director or management employee, or such director’s or employee’s immediate family.
          4.4. Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (i) for elimination of the liability of each director of the Company to the maximum extent permitted by law and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, if so approved by the Board of Directors, the Company shall enter into and use its best efforts to at all times maintain indemnification contracts in a form to be approved by counsel for the Company, with each of its directors to indemnify such directors to the maximum extent permissible under law. The Company shall, if so approved by the Board of Directors, have in force a directors and officers liability insurance policy in an amount and with a carrier approved by the unanimous consent of the Board of Directors.
          4.5. Directors’ Expenses. The Company shall reimburse its non-employee directors for reasonable out-of-pocket business expenses incurred with respect to travel or promotion related to the Company, as approved by the Board of Directors.
          4.6. Observer Rights. The Company shall invite a representative of each Investor which has purchased, together with its affiliates, shares of Preferred Stock by payment of consideration to the Company in excess of $2,000,000 and is not represented on the Company’s Board of Directors (“Observer Investor”), to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other material that it provides to its directors; provided, however, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; (ii) such Observer Investor or its representative is a direct competitor of the Company; or (iii) a majority of the members of the Board of Directors vote to exclude such representative from any meeting or from any portion thereof. Such representative may participate in discussions of matters brought to the Board of Directors. Each Observer Investor agrees, and any representative of the Observer Investor will agree, to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to it or learned by it in connection with its rights hereunder, except to the extent otherwise required by law and any other regulatory process to which Observer Investor is subject. The covenants of the Company set forth in this Section 4.6 shall terminate and be of no further force or effect upon the earliest to occur of (i) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of the Company hold at least 50% of the voting power of the surviving corporation in such a transaction, or (ii) the first date on which the Company becomes subject to the reporting requirements of Sections 13 of 15(d) of the Exchange Act.
          4.7. Termination of Covenants. Subject to Section 4.1(d) and 4.6, the covenants set forth in this Section 4 shall terminate and be of no further force or effect upon the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public which results in the automatic conversion of the Preferred Stock in accordance with the Company’s Certificate of Incorporation as in effect at the time of the offering.
     5. Investors’ Right of First Offer.
          5.1. Right of First Offer Upon Issuances of Securities by the Company.
               (a) The Company hereby grants, on the terms set forth in this Section 5.1, to each Investor who holds at least 100,000 shares of Registrable Securities (a “Qualified Investor”), the right of first offer to purchase all or any part of such holder’s pro rata share of the New Securities (as defined in Section 5.1(b)) which the Company may, from time to time after the date hereof, propose to sell and issue. The Qualified Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Qualified Investor, for purposes of this right of first offer, is (except as set forth in Section 5.1(e) below) the ratio of the total number of shares of Registrable Securities held by such Qualified Investor, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible).
               (b) “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that “New Securities” does not include (i) the shares of stock purchased under the Purchase Agreement, (ii) the Conversion Stock issuable upon conversion of the Preferred Stock, (iii) securities offered pursuant to a registration statement filed under the Securities Act, (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, (v) all shares of

Common Stock or other securities hereafter issued or issuable to officers, directors, employees, scientific advisors or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors of the Company, (vi) all shares of Common Stock or other securities hereafter issued in connection with or as consideration for acquisition or licensing of technology, or (vii) Securities issued to vendors, consultants, suppliers, lessors, or lenders to the Corporation pursuant to any agreement, plan, or arrangement approved by the unanimous consent of the Board of Directors.
               (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give to each such Qualified Investor written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Investor must respond to such Notice. Each Qualified Investor shall have twenty (20) days from the date of receipt of the Notice to elect to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If not all of the Qualified Investors elect to purchase their pro rata share of the New Securities, then the Company shall promptly notify in writing the Qualified Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Qualified Investors shall have fifteen (15) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.
               (d) The right of first offer granted under this Section 5.1 shall expire upon the date which a registration statement filed by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in connection with an underwritten public offering of its securities first becomes effective and the securities registered thereunder are sold.
               (e) The right of first offer granted under this Section 5.1 is assignable by an Investor to any transferee of a minimum of 100,000 shares of Registrable Securities.
          5.2. Company Sale Right. In the event the Qualified Investors fail to exercise in full the rights of first offer in Section Error! Reference source not found. within the prescribed periods, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities respecting which the Qualified Investors’ rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Qualified Investors in the manner provided above.
     6. General Provisions.
          6.1. Amendment and Waiver. Any term of this Rights Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of sixty-six and two-thirds percent (66 2/3%) of the shares of the Registrable Securities, provided that the effect of such amendment is to treat all Investors equally. Any amendment or waiver effected in accordance with this Section 6.1 shall be binding upon each holder of any Registrable Securities at the time outstanding, each future holder of all such securities and the Company. Notwithstanding the foregoing, purchasers of shares of the Company’s Series C-3 Preferred Stock under the Purchase Agreement or an addendum thereto after the date of the Purchase Agreement may be subsequently added as a party to this Agreement as an Investor and shall be bound by and entitled to the terms, benefits and conditions herein by the execution of this Agreement on a signature page to this Agreement.
          6.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.
          6.3. Successors and Assigns. Except as otherwise expressly provided, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties. The Company shall not permit the transfer of any Registrable Securities on its books or issue a new certificate representing any of the Registrable Securities unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were an Investor.
          6.4. Severability. In case any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be unenforceable, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
          6.5. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.
          6.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which together shall constitute one instrument.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ENDOCYTE, INC.
By:	/s/ P. Ron Ellis
P. Ron Ellis, President

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BURRILL LIFE SCIENCES CAPITAL FUND, L.P.
By:	Burrill & Company (Life Sciences GP), LLC,
its General Partner

By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Member

BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.
By:	Burrill & Company (Indiana GP), LLC,
its General Partner

By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Member

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BLUE CHIP IV LIMITED PARTNERSHIP
By:	Blue Chip Venture Company, Ltd.,
General Partner

By:	/s/ John C. McIlwraith
	Name:	John C. McIlwraith
	Title:	Managing Director

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CASTELLINI MANAGEMENT COMPANY LIMITED PARTNERSHIP
By:	/s/ Christopher L. Fister
	Name:	Christopher L. Fister
	Title:	Secretary of Robert H. Castellini Holding Company, Inc., General Partner of Castellini Management Company Limited Partnership

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TWILIGHT VENTURE PARTNERS, LLC
By:	/s/ Ronald D. Henriksen
Ronald D. Henriksen
Chief Investment Officer

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

1ST SOURCE CAPITAL CORPORATION
By:	/s/ Eugene L. Cavanaugh
	Name:	Eugene L. Cavanaugh
	Title:	Vice President

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SANDERLING VENTURE PARTNERS V, L.P.
By:	Middleton, McNeil & Mills Associations V, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING V BIOMEDICAL, L.P.
By:	Middleton, McNeil & Mills Associations V, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING V LIMITED PARTNERSHIP
By:	Middleton, McNeil & Mills Associations V, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING V BETEILIGUNGS GMBH & CO. KG
By:	Middleton, McNeil & Mills Associations V, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VENTURES MANAGEMENT V
By:	/s/ Fred A. Middleton
Fred A. Middleton
Owner

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associations V, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associations V, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VENTURE PARTNERS VI CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associations VI, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VI LIMITED PARTNERSHIP
By:	Middleton, McNeil & Mills Associations VI, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VI BETEILIGUNGS GMBH & CO. KG
By:	Middleton, McNeil & Mills Associations VI, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VENTURES MANAGEMENT VI
By:	Middleton, McNeil & Mills Associations V, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Owner

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PENSION FUND OF THE CHRISTIAN CHURCH (DISCIPLES OF CHRIST), INC.
By:	/s/ Richard A. Cohee
	Name:	Richard A. Cohee
	Title:	Vice President-Treasurer & CEO

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CINCINNATI FINANCIAL CORPORATION
By:	/s/ Kenneth S. Miller
	Name:	Kenneth S. Miller
	Title:	Vice President

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TRIATHLON MEDICAL VENTURES FUND, L.P.
By:	Triathlon Medical Ventures, LLC, its General Partner

By:	/s/ John M. Rice
	Name:	John M. Rice
	Title:	Managing Partner

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

By:	/s/ Douglas G. Bailey
Douglas G. Bailey

ABV HOLDING COMPANY 7 LLC
By:	/s/ Douglas G. Bailey
Douglas G. Bailey
Managing Director

ABV HOLDING COMPANY 9 LLC
By:	/s/ Douglas G. Bailey
Douglas G. Bailey
Managing Director

ABV HOLDING COMPANY 10 LLC
By:	/s/ Douglas G. Bailey
Douglas G. Bailey
Managing Director

ABV HOLDING COMPANY 12 LLC
By:	/s/ Douglas G. Bailey
Douglas G. Bailey
Managing Director

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

By:	/s/ Curt Clawson
	Name:	Curt Clawson

CLAWSON VOTING TRUST By its Trustees, Curtis J. Clawson and Scott G. Clawson
By:	/s/ Curt Clawson
Curtis J. Clawson

By:
Scott G. Clawson

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CLAWSON VOTING TRUST By its Trustees, Curtis J. Clawson and Scott G. Clawson
By:
Curtis J. Clawson

By:	/s/ Scott G. Clawson
Scott G. Clawson

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

By:	/s/ Jack Clawson
	Name:	Jack Clawson

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

E.K. COGGINS AND JOAN COGGINS, JTWROS
/s/ E.K. Coggins
E.K. Coggins

/s/ Joan Coggins
Joan Coggins

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ Martha Abell
Martha Abell

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

P. RON ELLIS AND MARGARET HEARD ELLIS, JTWROS
/s/ P. Ron Ellis
P. Ron Ellis

/s/ Margaret Heard Ellis
Margaret Heard Ellis

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ Brent Lambert
Brent Lambert

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JOHN THOMAS HURVIS REVOCABLE TRUST DATED MARCH 8, 2002
By:	/s/ John Thomas Hurvis
	Name:	John Thomas Hurvis, Trustee, or his
successor in trust

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

By:	/s/ Richard M. Burridge
	Name:	Richard M. Burridge

NATIONAL FINANCIAL SERVICES, CUSTODIAN FBO RICHARD M. BURRIDGE, SR. IRA
By:	/s/ Richard M. Burridge
	Name:	Richard M. Burridge
Title:

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WELLNESS HOUSE FOUNDATION, INC.
By:	/s/ Kenneth H. Beard
	Name:	Kenneth H. Beard
	Title:	Chairman

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CID SEED FUND, L.P.
By:	CID Seed Fund Partners I, its General Partner

By:	/s/ John C. Aplin
	Name:	John C. Aplin
	Title:	General Partner

CID EQUITY CAPITAL VIII, L.P.
By:	CID Equity Partners VIII, LLC, its General Partner

By:	/s/ John C. Aplin
	Name:	John C. Aplin
	Title:	Class A Member

(Signature Page to Endocyte, Inc. Series C-3 Investors’ Rights)

SCHEDULE I
List of Investors
Series A-1 Preferred Stock

Name/Address	Number of Shares
E.K. Coggins and Joan Coggins, JTWROS PO Box 1138 144 Cedar Creek Dr. Pontotoc, MS 38863	224,292
Clawson Voting Trust c/o Curtis J. Clawson 2035 West Charleston #102 Chicago, IL 60647	1,046,324
Jack Clawson 27140 Hickory Blvd Bonita Springs, FL 33923	4,590
Martha Abell 2403 Pargoud Landing Monroe, LA 71201	20,000
Curtis J. Clawson 2035 West Charleston #102 Chicago, IL 60647	10,000
P. Ron Ellis and Margaret Heard Ellis, JTWROS 3421 Hamilton West Lafayette, IN 47906	15,000
John F. Grove, Jr. c/o Bob Peterson 40 N. State St. Suite #5D SLC, UT 84103	56,311
Brent Lambert 400 Wyndemere Way #304 Naples, FL 34105	56,311
Series A-2 Preferred Stock

Name/Address	Number of Shares
John Thomas Hurvis Revocable Trust Dated March 8, 2002, John Thomas Hurvis, Trustee, or his successor in trust 4065 Commercial Ave Northbrook, IL 60062	325,203
Richard M. Burridge 308 East 6th Street Hinsdale, IL 60521	81,300
Wellness House Foundation, Inc. c/o Jeanie Cella 131 N County Line Road Hinsdale, IL 60521	32,520

Name/Address	Number of Shares
Curtis J. Clawson 2035 West Charleston #102 Chicago, IL 60647	22,500
Series B Preferred Stock

Name/Address	Number of Shares
Sanderling Venture Partners or its affiliates c/o Fred Middleton 2730 Sand Hill Road, Suite 200 Menlo Park, CA 94025	705,882
ABV Holding Company 7 LLC c/o Douglas G. Bailey 695 East Main St Stamford, CT 06901	352,941
Cincinnati Financial Corporation c/o Kenneth S. Miller P.O. Box 145496 Cincinnati, Ohio 45250-5496	588,235
Richard M. Burridge 308 East 6th Street Hinsdale, IL 60521	58,823
John Thomas Hurvis 4065 Commercial Avenue Northbrook, IL 60062	47,058
Curtis J. Clawson 2035 West Charleston #102 Chicago, IL 60647	35,294
Series C-1 Preferred Stock

Name/Address	Number of Shares
Cincinnati Financial Corporation 6200 S. Gilmore Road Fairfield, OH 95014-5141	823,528
CID Equity Capital VIII, L.P. One American Square, Suite 2850 Indianapolis, IN 46282	470,587
CID Seed Fund, L.P. One American Square, Suite 2850 Indianapolis, IN 46282	235,293
Sanderling Venture Partners V, L.P. 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708	487,926
Sanderling V Beteiligungs GmbH & Co. KG 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708	43,025

Name/Address	Number of Shares
Sanderling V Limited Partnership 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708	48,353
Sanderling V Biomedical, L.P. 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708	119,515
Sanderling Ventures Management V 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708	7,058
Hillenbrand Industries, Inc. 700 State Route 46 East Batesville, IN 47006	470,587
ABV Holding Company 7 LLC c/o American Bailey Ventures LLC Financial Centre 695 Main Street Stamford, CT 06901	357,411
Curtis J. Clawson 1341 W. Fullerton #220 Chicago, IL 60614	70,588
John Thomas Hurvis Revocable Trust Dated March 8, 2002, John Thomas Hurvis, Trustee, or his successor in trust 4065 Commercial Avenue Northbrook, IL 60062	70,588
Richard M. Burridge 308 East Sixth Street Hinsdale, IL 60521	23,529
Wellness House Foundation, Inc. 131 N. County Line Road Hinsdale, IL 60521	11,764
Michael Birck 744 South Oak Street Hinsdale, IL 60521	58,823
ABV Holding Company 9 LLC c/o American Bailey Ventures LLC Financial Centre 695 Main Street Stamford, CT 06901	263,529
Purdue Research Foundation 3000 Kent Avenue West Lafayette, IN 47906	23,529

Name/Address	Number of Shares
UBS Financial Services, Inc., Custodian FBO Richard M. Burridge, Sr. IRA	35,294
Series C-2 Preferred Stock

Name/Address	Number of Shares
Pension Fund of the Christian Church (Disciples of Christ), Inc. 130 E. Washington Street, 11th Floor Indianapolis, IN 46204-3659 Attn: Richard A. Cohee	1,176,470
Sanderling Venture Partners V, L.P. 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	650,569
Sanderling V Limited Partnership 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	64,473
Sanderling V Beteiligungs 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	57,368
Sanderling V Biomedical, L.P. 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	159,355
Sanderling Ventures Management V 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	9,412
Burrill Indiana Life Sciences Capital Fund, L.P. One Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attn: Tim Young	54,201
Burrill Life Sciences Capital Fund, L.P. One Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attn: Tim Young	651,681
Blue Chip IV Limited Partnership 1100 Chiquita Center 250 East 5th Street Cincinnati, OH 45202 Attn: John M. Rice	705,882

Name/Address	Number of Shares
Triathlon Medical Ventures Fund, LP 250 East Fifth Street 1100 Chiquita Center Cincinnati, OH 45202 Attn: John M. Rice	705,882
Cincinnati Financial Corp 6200 South Gilmore Road Fairfield, OH 45014 Attn: Michael Abrams	352,941
ABV Holding Company 10 LLC Financial Centre 695 East Main Street Stamford, CT 06901 Attn: Douglas G. Bailey	160,000
Castellini Management Company Limited Partnership Castellini Management Company 312 Elm Street Cincinnati, OH Attn: Christopher L. Fister	235,294
1st Source Capital Corporation 100 North Michigan Street, 4th Floor South Bend, IN 46601 Attn: Eugene L. Cavanaugh	176,470
Twilight Venture Partners, LLC One Indiana Square, Suite 2550 Indianapolis, IN 46204 Attn: Ronald D. Henriksen	58,823
Argyle LLC 600 E. 96th Street Indianapolis, IN 46240 Attn: David W. Knall	58,823
Curtis J. Clawson 2035 Charleston, Unit 102 Chicago, IL 60647	47,059
Series C-3 Preferred Stock

Name/Address	Number of Shares
Pension Fund of the Christian Church (Disciples of Christ), Inc. 130 E. Washington Street, 11th Floor Indianapolis, IN 46204-3659 Attn: Richard A. Cohee	784,313

Name/Address	Number of Shares
Sanderling Venture Partners V, L.P. 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	478,270
Sanderling V Limited Partnership 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	35,889
Sanderling V Beteiligungs 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	31,607
Sanderling V Biomedical, L.P. 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	103,558
Sanderling Ventures Management V 400 South El Camino Real, Suite 1200 San Mateo, CA 94402-1708 Attn: Paulette Taylor	56,558
Burrill Indiana Life Sciences Capital Fund, L.P. One Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attn: Tim Young	36,134
Burrill Life Sciences Capital Fund, L.P. One Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attn: Tim Young	434,454
Blue Chip IV Limited Partnership 1100 Chiquita Center 250 East 5th Street Cincinnati, OH 45202 Attn: John M. Rice	470,588
Triathlon Medical Ventures Fund, LP 250 East Fifth Street 1100 Chiquita Center Cincinnati, OH 45202 Attn: John M. Rice	470,588

Name/Address	Number of Shares
Cincinnati Financial Corp 6200 South Gilmore Road Fairfield, OH 45014 Attn: Michael Abrams	228,394
Castellini Management Company Limited Partnership Castellini Management Company 312 Elm Street Cincinnati, OH Attn: Christopher L. Fister	28,066
1st Source Capital Corporation 100 North Michigan Street, 4th Floor South Bend, IN 46601 Attn: Eugene L. Cavanaugh	21,050
Curtis J. Clawson 2035 Charleston, Unit 102 Chicago, IL 60647	11,764
ABV Holding Company 12 LLC c/o American Bailey Ventures LLC Financial Center 695 Main Street Stamford, CT 06901	164,706
CID Equity Capital VIII, L.P. One American Square, Suite 2850 Indianapolis, IN 46282	56,414
CID Seed Fund, L.P. One American Square, Suite 2850 Indianapolis, IN 46282	27,785
Jack Clawson 27140 Hickory Blvd Bonita Springs, FL 33923	23,529
John Thomas Hurvis Revocable Trust Dated March 8, 2002, John Thomas Hurvis, Trustee, or his successor in trust 4065 Commercial Ave Northbrook, IL 60062	52,824

Name/Address	Number of Shares
Richard M. Burridge 308 East 6th Street Hinsdale, IL 60521	23,371

ENDOCYTE, INC.
AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT,
PREFERRED STOCKHOLDER WAIVER OF ANTI-DILUTION ADJUSTMENT AND
RIGHT OF FIRST REFUSAL,
AND
PREFERRED STOCKHOLDER PROTECTIVE PROVISION CONSENT
     This Preferred Stockholder Waiver and Consent, and Amendment to that certain Third Amended and Restated Investors’ Rights Agreement dated March 9, 2007 by and among Endocyte, Inc., a Delaware corporation (the “Company”), and the stockholders named therein (the “Rights Agreement”) is entered into December 31, 2007 by and among the Company, GE Healthcare Financial Services, Inc. or its assignee (“GE Healthcare”), Oxford Finance Corporation, or its assignee (“Oxford,” each of GE Healthcare and Oxford, a “Lender,” and together, the “Lenders”), and the Holders holding at least 66 2/3% of the Registrable Securities under the Rights Agreement. Capitalized terms not otherwise defined herein have the meanings set forth in the Rights Agreement.
     WHEREAS, the Company is entering into a proposed secured loan facility (the “Loan Facility”) with the Lenders relating to a secured term loan facility in an aggregate principal amount of up to $15,000,000;
     WHEREAS, pursuant to the Loan Facility, the Company desires to issue warrants to the Lenders exercisable for an aggregate of up to 132,354 shares of Series C-3 Preferred Stock with a purchase price of $4.25 per share, subject to adjustments from time to time as set forth in the warrant to each of the Lenders (the “GE Healthcare Warrant” and the “Oxford Warrant,” respectively, together the “Warrants”);
     WHEREAS, the undersigned Company stockholders desire to amend the Rights Agreement to include the Lenders and the shares issuable pursuant to any exercise of the Warrants, except with respect to Section 3.1, Section 4, and Section 5 therein;
     WHEREAS, pursuant to Section 5 of the Rights Agreement, each Qualified Investor (as defined in Rights Agreement) was granted a right of first refusal to its pro rata share of any New Securities (as defined in the Rights Agreement) issued by the Company (the “Right of First Refusal”);
     WHEREAS, Section 5 of Article Six of the Amended and Restated Certificate of Incorporation of the Company dated March 9, 2007 (the “Restated Certificate”) provides that the Conversion Price (as defined in the Restated Certificate) of the Preferred Stock shall be adjusted if the Company issues Additional Shares of Common (as defined in the Restated Certificate) (such adjustment, the “Anti-Dilution Adjustment”);

     WHEREAS, Section 6(b) of Article Six of the Restated Certificate provides that the affirmative consent of at least 50% of the outstanding shares of the Company’s Preferred Stock is required to enter into the Loan Facility, borrow up to $15,000,000 from the Lenders, and issue the Warrants (the “Applicable Protective Provision”); and
     WHEREAS, the undersigned Company stockholders desire to provide their consent pursuant to the Applicable Protective Provision, waive the Anti-Dilution Adjustment and the Right of First Refusal, and to amend the Rights Agreement, in each case as described herein.
     NOW THEREFORE, the undersigned Company stockholders do hereby agree to the following:
AGREEMENT
     1. Amendments to Rights Agreement.
          (a) The first paragraph of the Rights Agreement shall be amended and restated and replaced in its entirety with the following language:
“This Third Amended and Restated Investors’ Rights Agreement (“Rights Agreement”) is entered into as of March 9, 2007 by and between Endocyte, Inc., a Delaware corporation (the “Company”), the individuals or entities listed on the Schedule I hereto (the “Investors”), and GE Healthcare Financial Services, Inc. (“GE Healthcare”) and Oxford Finance Corporation (“Oxford”) (GE Healthcare and Oxford also “Investors,” except with respect to Section 3.1, Section 4, and Section 5 hereof). This Agreement amends and restates the Second Amended and Restated Investors’ Rights Agreement entered into by and between the Company and certain of the Investors, dated November 23, 2004.”
          (b) The definition of “Preferred Stock” as set forth in Section 1.4 of the Rights Agreement is hereby amended to read in its entirety as follows:
““Preferred Stock” means the Company’s Series A-1 Preferred Stock, the Company’s Series A-2 Preferred Stock, the Company’s Series B Preferred Stock, the Company’s Series C-1 Preferred Stock, the Company’s Series C-2 Preferred Stock, and the Company’s Series C-3 Preferred Stock; provided however, with respect to GE Healthcare or Oxford or any of their permitted transferees, Preferred Stock shall mean shares of the Series C-3 Preferred Stock issued upon exercise of warrants originally issued to GE Healthcare and Oxford, or any of their permitted transferees.”
          (c) Schedule I is hereby amended to add “GE Healthcare Financial Services, Inc.” and “Oxford Finance Corporation” immediately after the list of the holders of Series C-3 Preferred Stock.
     2. Waiver of Right of First Refusal. With respect to the issuance of the Warrants, the Series C-3 Preferred Stock exercisable pursuant to the Warrants, and the Company’s Common Stock issued or issuable upon conversion of the Company’s Series C-3 Preferred Stock issued or issuable upon exercise of the Warrants, the undersigned Company stockholders hereby irrevocably waive, to the extent applicable, (i) the Right of First Refusal as set forth in Section 5, et. seq. of the Rights Agreement, and (ii) any and all notice requirements otherwise owing, arising, or relating to the Right of First Refusal, as set forth in the Rights Agreement.
     3. Waiver of Anti-Dilution Adjustment. With respect to the issuance of the Warrants, the Series C-3 Preferred Stock exercisable pursuant to the Warrants, and the Company’s Common Stock issued or issuable upon conversion of the Company’s Series C-3 Preferred Stock issued or issuable upon exercise of the Warrants, the undersigned Company stockholders hereby irrevocably waive any Anti-Dilution Adjustment, as set forth in Section 5, et seq., of Article SIX of the Restated Certificate, that may have otherwise occurred as a result of the issuance of the Warrants and any shares issuable pursuant to the exercise of the Warrants.
     4. Consent pursuant to Applicable Protective Provision. Pursuant to the Applicable Protective Provision as set forth in Section 6(b), et seq., of Article Six of the Restated Certificate, the undersigned Company stockholders hereby irrevocably consent to the entering into of the Loan Facility, borrowing of up to $15,000,000 from the Lenders, and issuing the Warrants.
     5. Requisite Consents. The undersigned Company stockholders executing this Waiver, Consent, and Amendment hold the requisite number of Preferred Stock required to amend the Rights Agreement, waive the Anti-Dilution Adjustment, waive the Right of First Refusal, and provide the requisite consent pursuant to the Applicable Protective Provision.
     6. Governing Law. This Waiver, Consent, and Amendment shall be governed by and construed and interpreted under the laws of the State of Delaware without reference to conflicts of law principles.
     7. Severability. In the event that any provision of this Waiver, Consent, and Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Waiver, Consent, and Amendment shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Waiver, Consent, and Amendment to any party hereto.
     8. Modification. This Waiver, Consent, and Amendment may not be altered, amended or modified in any way except by a written instrument referencing this Waiver, Consent, and Amendment signed by:
          (i) the Company; and
          (ii) the Holders (as defined in the Rights Agreement) holding 66 2/3% of the Registrable Securities (as defined in the Rights Agreement).

     9. Full Force and Effect. Except as amended hereby, the Rights Agreement shall remain in full force and effect.
     10. Counterparts. This Waiver, Consent, and Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.
[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

ENDOCYTE, INC.
By:	/s/ P. Ron Ellis
P. Ron Ellis, President

Endocyte, Inc.
Consent, Amendment to Investor Rights’ Agreement and
Waiver of Anti-Dilution Adjustment and Right of First Refusal

GE HEALTHCARE FINANCIAL SERVICES, INC.
By:
Name:
Its:

Endocyte, Inc.
Consent, Amendment to Investor Rights’ Agreement and
Waiver of Anti-Dilution Adjustment and Right of First Refusal

OXFORD FINANCE CORPORATION
By:
Name:
Its:

Endocyte, Inc.
Consent, Amendment to Investor Rights’ Agreement and
Waiver of Anti-Dilution Adjustment and Right of First Refusal

ENDOCYTE, INC.
AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT,
PREFERRED STOCKHOLDER WAIVER OF RIGHT OF FIRST REFUSAL, AND
PREFERRED STOCKHOLDER PROTECTIVE PROVISION CONSENT
     This Preferred Stockholder Waiver and Consent, and Amendment to that certain Third Amended and Restated Investors’ Rights Agreement dated March 9, 2007, as amended, by and among Endocyte, Inc., a Delaware corporation (the “Company”), and the stockholders named therein (the “Rights Agreement”) is entered into August 3, 2009 by and among the Company and the Holders holding at least 66 2/3% of the Registrable Securities under the Rights Agreement. Capitalized terms not otherwise defined herein have the meanings set forth in the Rights Agreement.
     WHEREAS, the Company has previously issued and sold an aggregate of 3,540,222 shares of Series C-3 Preferred Stock in the Closing, (as defined in the Agreement) pursuant to the Series C-3 Preferred Stock Purchase Agreement dated March 9, 2007 (the “Purchase Agreement”) among the Company and the Investors set forth on Exhibit A thereto for aggregate proceeds of $15,045,943.40, and the Company now wishes to issue and sell up to an additional 5,882,353 shares of Series C-3 Preferred Stock (the “Additional Series C-3”) in a Second Closing pursuant to the Purchase Agreement, as amended, for additional proceeds of up to $25,000,000.25;
     WHEREAS, the undersigned Company stockholders desire to amend the Rights Agreement to amend Section 5 of the Rights Agreement;
     WHEREAS, pursuant to Section 5 of the Rights Agreement, each Qualified Investor (as defined in Rights Agreement) was granted a right of first refusal to its pro rata share of any New Securities (as defined in the Rights Agreement) issued by the Company (the “Right of First Refusal”);
     WHEREAS, Section 5 of Article Six of the Amended and Restated Certificate of Incorporation of the Company dated March 9, 2007 (the “Restated Certificate”) provides that the Conversion Price (as defined in the Restated Certificate) of the Preferred Stock shall be adjusted if the Company issues Additional Shares of Common (as defined in the Restated Certificate) (such adjustment, the “Anti-Dilution Adjustment”);
     WHEREAS, Section 6(b) of Article Six of the Amended and Restated Certificate of Incorporation of the Company dated March 9, 2007 (the “Restated Certificate”) provides that the affirmative consent of holders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series C-1 Preferred Stock, more than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series C-2 Preferred Stock, and more than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series C-3 Preferred Stock, each voting separately by series is required to increase the number of authorized number of shares of Common Stock or Preferred Stock (the “Applicable Protective Provision”); and

     WHEREAS, the undersigned Company stockholders desire to provide their consent pursuant to the Applicable Protective Provision, waive the Right of First Refusal, and to amend the Rights Agreement, in each case as described herein.
     NOW THEREFORE, the undersigned Company stockholders do hereby agree to the following:
AGREEMENT
     1. Amendments to Rights Agreement.
     (a) Effective as of the date hereof, the following new Section 5.3 shall be added to the Rights Agreement:
“5.3. Right of First Offer Restriction.
(a) Definitions. For purposes of this Section 5.3, the following terms are defined.
     “2009 Closing” means Closings to be held on August 3, 2009 and additional Closings within the subsequent 32 day period ending September 4, 2009.
     “2009 Series C-3 Pro-Rata Amount” for each Qualified Investor shall mean the respective pro rata amount of Series C-3 Preferred Stock available for purchase in the 2009 Closing as set forth opposite of each Qualified Investor’s name listed on Exhibit A hereto.
     “Defaulting Investor” means a Qualified Investor who fails to purchase its full 2009 Series C-3 Pro-Rata Amount.
     “Qualified Financing” means a transaction or series of transactions pursuant to which the Company issues and sells shares of its capital stock, with the principal purpose of raising capital, for aggregate gross proceeds of at least $1,000,000 (including any and all amounts received upon the conversion or cancellation of indebtedness) at price per share below $4.25 per share.
(b) Right of First Offer Restriction. Upon the 2009 Closing, in the event that any Qualified Investor does not purchase its full 2009 Series C-3 Pro-Rata Amount, such Defaulting Investor’s right of first offer to purchase New Securities in any Qualified Financing shall be an amount calculated as follows: (X) the underlying amount of New Securities available to such Defaulting Investor as calculated pursuant to Section 5.1 of the Agreement, multiplied by (Y) the amount of Series C-3 Preferred Stock actually purchased by such Defaulting Investor in the 2009 Closing, divided by (Z) such Defaulting Investor’s full 2009 Series C-3 Pro-Rata Amount.”

     (b) Effective as of the date hereof, Exhibit A in the form attached hereto as Appendix A shall be added to the Rights Agreement.
     2. Waiver of Right of First Refusal. With respect to the issuance of the Additional Series C-3, the undersigned Company stockholders hereby irrevocably waive, to the extent applicable, (i) the Right of First Refusal as set forth in Section 5, et. seq. of the Rights Agreement, and (ii) any and all notice requirements otherwise owing, arising, or relating to the Right of First Refusal, as set forth in the Rights Agreement.
     3. Consent Pursuant to Applicable Protective Provision. Pursuant to the Applicable Protective Provision as set forth in Section 6(b), et seq., of Article SIX of the Restated Certificate, the undersigned Company stockholders hereby irrevocably consent to increasing the number of authorized number of shares of Common Stock and Preferred Stock in connection with the issuance of Additional Series C-3.
     4. Requisite Consents. The undersigned Company stockholders executing this Waiver, Consent, and Amendment hold the requisite number of Preferred Stock required to amend the Rights Agreement, waive the Right of First Refusal, and provide the requisite consent pursuant to the Applicable Protective Provision.
     5. Governing Law. This Waiver, Consent, and Amendment shall be governed by and construed and interpreted under the laws of the State of Delaware without reference to conflicts of law principles.
     6. Severability. In the event that any provision of this Waiver, Consent, and Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Waiver, Consent, and Amendment shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Waiver, Consent, and Amendment to any party hereto.
     7. Modification. This Waiver, Consent, and Amendment may not be altered, amended or modified in any way except by a written instrument referencing this Waiver, Consent, and Amendment signed by:
          (i) the Company; and
          (ii) the Holders (as defined in the Rights Agreement) holding 66 2/3% of the Registrable Securities (as defined in the Rights Agreement).
     8. Full Force and Effect. Except as amended hereby, the Rights Agreement shall remain in full force and effect.
     9. Counterparts. This Waiver, Consent, and Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.
[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

ENDOCYTE, INC.
By:	/s/ P. Ron Ellis
P. Ron Ellis, President

[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

1ST SOURCE CAPITAL CORPORATION
By:	/s/ Eugene L. Cavanaugh
	Name:	Eugene L. Cavanaugh
	Title:	Vice President
[Endocyte, Inc. — Signature Page to Amendment to the Series  Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

/s/ Martha Abell
MARTHA ABELL

[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

By:	/s/ Douglas G. Bailey
Douglas G. Bailey

ABV HOLDING COMPANY 7 LLC
By:	/s/ Douglas G. Bailey
Douglas G. Bailey
Managing Director

ABV HOLDING COMPANY 9 LLC
By:	/s/ Douglas G. Bailey
Douglas G. Bailey
Managing Director

ABV HOLDING COMPANY 10 LLC
By:	/s/ Douglas G. Bailey
Douglas G. Bailey
Managing Director

ABV HOLDING COMPANY 12 LLC
By:	/s/ Douglas G. Bailey
Douglas G. Bailey
Managing Director
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

ARGYLE, LLC
By:	/s/ David Knall
David Knall
Managing Member
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

/s/ Michael Birck
MICHAEL BIRCK

[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

BLUE CHIP IV LIMITED PARTNERSHIP By: Blue Chip Venture Company, Ltd., General Partner
By:	/s/ John C. McIlwraith
	Name:	John C. McIlwraith
	Title:	Managing Director
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

/s/ Richard M. Burridge
RICHARD M. BURRIDGE
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

NATIONAL FINANCIAL SERVICES, CUSTODIAN FBO RICHARD M. BURRIDGE, SR. IRA
By:	/s/ Authorized Signatory
Name:
Title:

[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

BURRILL LIFE SCIENCES CAPITAL FUND, L.P. By: Burrill & Company (Life Sciences GP), LLC, its General Partner
By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Member

BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P. By: Burrill & Company (Indiana GP), LLC, its General Partner
By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Member

[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

CASTELLINI MANAGEMENT COMPANY LIMITED PARTNERSHIP
By:	/s/ Christopher L. Fister
	Name:	Christopher L. Fister
	Title:	Secretary of Robert H. Castellini Holding Company, Inc., General Partner of Castellini Management Company Limited Partnership

[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

CID SEED FUND, L.P. By: CID Seed Fund Partners I, its General Partner
By:	/s/ John C. Aplin
John C. Aplin, General Partner

CID EQUITY CAPITAL VIII, L.P. By: CID Equity Partners VIII, LLC, its General Partner
By:	/s/ John C. Aplin
John C. Aplin, Class A Member
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

CINCINNATI FINANCIAL CORPORATION
By:	/s/ Martin F. Hollenbeck
Martin F. Hollenbeck
Chief Investment Officer

[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

By:	/s/ Curt Clawson
	Name:	Curt Clawson

CLAWSON VOTING TRUST By its Trustees, Curtis J. Clawson and Scott G. Clawson
By:	/s/ Curt Clawson
Curtis J. Clawson

By:	/s/ Scott G. Clawson
Scott G. Clawson
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

/s/ Gary W. Coggins
GARY W. COGGINS

/s/ Joan Coggins
JOAN COGGINS

/s/ Michael R. Coggins
MICHAEL R. COGGINS
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

P. RON ELLIS AND MARGARET HEARD ELLIS, JTWROS
/s/ P. Ron Ellis
P. Ron Ellis

/s/ Margaret Heard Ellis
Margaret Heard Ellis

[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

TRUST E. JOHN U/A DATED JANUARY 21, 1983, AS AMENDED
/s/ John F. Grove, Jr.
John F. Grove, Jr., Trustee
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

JOHN THOMAS HURVIS REVOCABLE TRUST DATED MARCH 8, 2002
/s/ John Thomas Hurvis
John Thomas Hurvis, Trustee, or his successor in
trust
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

/s/ Brent Lambert
BRENT LAMBERT

[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

PENSION FUND OF THE CHRISTIAN CHURCH (DISCIPLES OF CHRIST), INC.
By:	/s/ Richard A. Cohee
	Name:	Richard A. Cohee
	Title:	Vice President-Treasurer & CEO
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

SANDERLING VENTURE PARTNERS V, L.P. By: Middleton, McNeil & Mills Associations V, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING V BIOMEDICAL, L.P. By: Middleton, McNeil & Mills Associations V, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING V LIMITED PARTNERSHIP By: Middleton, McNeil & Mills Associations V, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING V BETEILIGUNGS GMBH & CO. KG By: Middleton, McNeil & Mills Associations V, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VENTURES MANAGEMENT V
By:	/s/ Fred A. Middleton
Fred A. Middleton
Owner

SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P. By: Middleton, McNeil & Mills Associations V, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P. By: Middleton, McNeil & Mills Associations V, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VENTURE PARTNERS VI CO-INVESTMENT FUND, L.P. By: Middleton, McNeil & Mills Associations VI, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VI LIMITED PARTNERSHIP By: Middleton, McNeil & Mills Associations VI, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VI BETEILIGUNGS GMBH & CO. KG By: Middleton, McNeil & Mills Associations Vi, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

SANDERLING VENTURES MANAGEMENT VI By: Middleton, McNeil & Mills Associations V, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton Owner
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

TRIATHLON MEDICAL VENTURES FUND, L.P. By: Triathlon Medical Ventures, LLC, its General Partner
By:	/s/ John M. Rice
	Name:	John M. Rice
	Title:	Managing Partner
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

TWILIGHT VENTURE PARTNERS, LLC
By:	/s/ Ronald D. Henriksen
Ronald D. Henriksen
Chief Investment Officer
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, this Waiver, Consent, and Amendment is executed effective as of the date written above.

WELLNESS HOUSE FOUNDATION, INC.
By:	/s/ Jeanie Cella
Jeanie Cella
Executive Director
[Endocyte, Inc. — Signature Page to Amendment to the Series Third Amended and Restated Investors’ Rights Agreement]

Appendix A
2009 Series C-3 Pro-Rata Amount
[Intentionally Omitted]